Exhibit 99.1
For Immediate Release

UPS RELEASES 3Q 2020 EARNINGS

•Consolidated Revenue Increased 15.9%; Growth Across All Segments
•Diluted EPS of $2.24, Up 11.4%; Adjusted* Diluted EPS Up 10.1% to $2.28
•YTD Cash from Operations of $9.3B; Adjusted Free Cash Flow of $5.9B

ATLANTA – October 28, 2020 – UPS (NYSE:UPS) today announced third-quarter 2020 consolidated revenue of $21.2 billion, a 15.9% increase over the third quarter of 2019. Consolidated average daily volume increased 13.5% year over year. Net income was $2.0 billion for the quarter, 11.8% above the same period in 2019, or 10.7% on an adjusted basis. Operating profit was $2.4 billion, up 11.0% compared to last year’s third quarter, or 9.9% on an adjusted basis.

Diluted earnings per share was $2.24 and adjusted diluted earnings per share was $2.28, up 10.1% from the same period last year. GAAP results include a pre-tax transformation charge of $44 million, equivalent to $0.04 per share. In the prior year period, GAAP results included a pre-tax charge for transformation costs of $63 million, equivalent to $0.06 per diluted share.

“Our performance highlights the agility of our global integrated network amid the ongoing challenges of the pandemic. Our results were fueled by continued strong outbound demand from Asia and growth from small and medium-sized businesses,” said Carol Tomé, UPS chief executive officer. “UPSers are everyday heroes who are keeping the world’s supply chains moving. I want to thank our team for their ongoing commitment to our customers and the communities we serve.”

U.S. Domestic Segment

	3Q 2020	Adjusted 3Q 2020	3Q 2019	Adjusted 3Q 2019
Revenue	$13,225 M		$11,455 M
Operating profit	$1,098 M	$1,133 M	$1,216 M	$1,242 M

•Average daily volume increased 13.8%, with growth across all products and continued elevated residential demand.
•Operating margin was 8.3%; adjusted operating margin was 8.6%.

International Segment

	3Q 2020	Adjusted 3Q 2020	3Q 2019	Adjusted 3Q 2019
Revenue	$4,087 M		$3,494 M
Operating profit	$966 M	$972 M	$667 M	$693 M

•Average daily volume grew 12.1%, with double-digit export volume growth globally and continued strong outbound demand from Asia.
•Operating margin was 23.6%; adjusted operating margin was 23.8%.

* “Adjusted” amounts are non-GAAP financial measures. See the appendix to this release for a discussion of non-GAAP financial measures, including a reconciliation to the most closely correlated GAAP measure.

Supply Chain and Freight Segment

	3Q 2020	Adjusted 3Q 2020	3Q 2019	Adjusted 3Q 2019
Revenue	$3,926 M		$3,369 M
Operating profit	$299 M	$302 M	$245 M	$256 M

•Revenue increased 16.5%, driven by strong freight forwarding demand out of Asia.
•Operating margin was 7.6%; adjusted operating margin was 7.7%.

Outlook

UPS is not providing consolidated revenue and diluted earnings per share guidance due to the uncertainty around the timing and pace of the economic recovery. The company is unable to predict the extent of the business impact or the duration of the coronavirus pandemic, or reasonably estimate its operating performance in future quarters.

“Our Better, not Bigger approach had a positive impact on our performance in the quarter, specifically through the revenue-quality actions we’ve taken. Additionally, we recently launched new initiatives to further reduce our costs,” said Brian Newman, UPS chief financial officer. “Looking ahead to the fourth quarter, we are collaborating with our customers and using our proven tools to control volume and ensure the resiliency of our network. We are focused on delivering a successful peak and generating cash returns.”

Contacts:
UPS Media Relations: 404-828-7123 or pr@ups.com
UPS Investor Relations: 404-828-6059 (option 2) or investor@ups.com

# # #

Conference Call Information

UPS CEO Carol Tomé and CFO Brian Newman will discuss third-quarter results with investors and analysts during a conference call at 8:30 a.m. ET, October 28, 2020. That call will be open to others through a live Webcast. To access the call, go to www.investors.ups.com and click on “Earnings Webcast.” Additional financial information is included in the detailed financial schedules being posted on www.investors.ups.com under “Financials” and as filed with the SEC as an exhibit to our Current Report on Form 8-K.

About UPS

UPS (NYSE: UPS) is one of the world’s largest package delivery companies with 2019 revenue of $74 billion, and provides a broad range of integrated logistics solutions for customers in more than 220 countries and territories. The company’s more than 500,000 employees embrace a strategy that is simply stated and powerfully executed: Customer First. People Led. Innovation Driven. UPS is committed to reducing its impact on the environment and supporting the communities we serve around the world. UPS also takes a strong and unwavering stance in support of diversity, equality, and inclusion. The company can be found on the Internet at www.ups.com, with more information at www.pressroom.ups.com and www.investors.ups.com.

Forward-Looking Statements

This release, our Annual Report on Form 10-K for the year ended December 31, 2019 and our other filings with the Securities and Exchange Commission contain and refer to “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than those of current or historical fact, and all statements accompanied by terms such as “believe,” “project,” “expect,” “estimate,” “assume,” “intend,” “anticipate,” “target,” “plan,” and variations thereof, and similar terms, are intended to be forward-looking statements. Forward-looking statements are made subject to the safe harbor provisions of the federal securities laws pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

From time to time, we also include forward-looking statements in other publicly disclosed materials. Such statements may relate to our intent, belief and current expectations about our strategic direction, prospects and future results, and give our current expectations or forecasts of future events; they do not relate strictly to historical or current facts. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any forward-looking statements because such statements speak only as of the date when made.

Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience, present expectations or anticipated results. These risks and uncertainties, many of which are outside of our control, include, but are not limited to: continued uncertainties related to the impact of the COVID-19 pandemic on our business and operations, financial condition, financial results and financial position, our customers and suppliers, and on the global economy; changes in general economic conditions, in the U.S. or internationally; significant competition on a local, regional, national and international basis; changes in our relationships with our significant customers; changes in the complex and stringent regulation in the U.S. and internationally (including tax laws and regulations); increased or more complex physical or data security requirements; legal, regulatory or market responses to global climate change; results of negotiations and ratifications of labor contracts; strikes, work stoppages or slowdowns by our employees; the effects of changing prices of energy, including gasoline, diesel and jet fuel, and interruptions in supplies of these commodities; changes in exchange rates or interest rates; uncertainty from the expected discontinuance of LIBOR and transition to any other interest rate benchmark; our ability to maintain our brand image; breaches in data security; disruptions to the Internet or our technology infrastructure; interruptions in or impacts on our business from natural or man-made events or disasters including terrorist attacks, epidemics or pandemics; our ability to accurately forecast our future capital investment needs; exposure to changing economic, political and social developments in international and emerging markets; changes in business strategy, government regulations, or economic or market conditions that may result in impairment of our assets; increases in our expenses or funding obligations relating to employee health, retiree health and/or pension benefits; potential additional U.S. or international tax liabilities; potential claims or litigation related to labor and employment, personal injury, property damage, business practices, environmental liability and other matters; our ability to realize the anticipated benefits from acquisitions, joint ventures or strategic alliances; our ability to realize the anticipated benefits from our transformation initiatives; cyclical and seasonal fluctuations in our operating results; our ability to manage insurance and claims expenses; and other risks discussed in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and subsequently filed reports. You should consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of information contained in such forward-looking statements. We do not undertake any obligation to update forward-looking statements to reflect events, circumstances, changes in expectations, or the occurrence of unanticipated events after the date of those statements, except as required by law.

Reconciliation of GAAP and non-GAAP Financial Measures

We supplement the reporting of our financial information determined under generally accepted accounting principles ("GAAP") with certain non-GAAP financial measures, including "adjusted" compensation and benefits, operating profit, operating margin, other income (expense), income before income taxes, income tax expense, effective tax rate, net income and earnings per share. We also supplement the reporting of revenue, revenue per piece and operating profit with non-GAAP measures that exclude the period-over-period impact of foreign currency exchange rate changes and hedging activities. Additionally, we periodically disclose free cash flow, free cash flow excluding discretionary pension contributions, and capital expenditures including principal repayments of capital lease obligations. The equivalent measures determined in accordance with GAAP are also referred to as "reported" or "unadjusted.”

We believe that these non-GAAP measures provide additional meaningful information to assist users of our financial statements in understanding our financial results and cash flows and assessing our ongoing performance, because they exclude items that may not be indicative of, or are unrelated to, our underlying operations and may provide a useful baseline for analyzing trends in our underlying businesses. These non-GAAP measures are used internally by management for business unit operating performance analysis, business unit resource allocation and in connection with incentive compensation award determinations.

Costs Related to Restructuring Programs; Transformation Strategy Costs

Adjusted operating profit, operating margin, pre-tax income, net income and earnings per share exclude the impact of costs related to restructuring programs, including Transformation strategy costs.

Impact of Changes in Foreign Currency Exchange Rates and Hedging Activities

Currency-neutral revenue, revenue per piece and operating profit are calculated by dividing current period reported U.S. dollar revenue, revenue per piece and operating profit by the current period average exchange rates to derive current period local currency revenue, revenue per piece and operating profit. The derived amounts are then multiplied by the average foreign exchange rates used to translate the comparable results for each month in the prior year period (including the period over period impact of foreign currency hedging activities). The difference between the current period reported U.S. dollar revenue, revenue per piece and operating profit and the derived current period U.S. dollar revenue, revenue per piece and operating profit is the period over period impact of currency fluctuations.

Impact of Changes in Pension Discount Rates

Non-GAAP pension discount rate-neutral operating profit excludes the period over period impact of discount rate changes on pension service cost. Effective January 1, 2020, we began evaluating our segments using pension discount rate-neutral operating profit in addition to our current segment operating profit measure.

Pension discount rate-neutral operating profit is calculated by discounting the value of benefits attributable to employee service in the current period utilizing the prior year discount rate applicable to each of our company-sponsored defined benefit plans. The difference between this derived amount and the current period reported service cost is the period over period impact of pension discount rate movements on operating profit.

Free Cash Flow and Adjusted Capital Expenditures

We calculate free cash flow as cash flows from operating activities less capital expenditures, proceeds from disposals of property, plant and equipment, and plus or minus the net changes in finance receivables and other investing activities. Free cash flow excluding discretionary pension contributions adds back any discretionary pension contributions made during the period. We believe free cash flow, free cash flow excluding discretionary pension contributions and free cash flow adjusted for principal repayments of finance lease obligations are important indicators of how much cash is generated by regular business operations and we use them as a measure of incremental cash available to invest in our business, meet our debt obligations and return cash to shareowners. Additionally, we believe that adjusting capital expenditures for principal repayments of finance lease obligations more appropriately reflects the overall cash that we have invested in capital assets.

Non-GAAP financial measures should be considered in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. Our non-GAAP financial information does not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

Reconciliation of GAAP and Non-GAAP Income Statement
(in millions, except per share amounts):

Three Months Ended September 30, 2020

	As-Reported (GAAP)	Transformation Strategy Costs (1)	As-Adjusted (Non-GAAP)
Operating profit:
U.S. Domestic Package	$1,098	$35	$1,133
International Package	966	6	972
Supply Chain & Freight	299	3	302
Total operating profit	$2,363	$44	$2,407

Income before income taxes	$2,525	$44	$2,569

Income tax expense	$568	$11	$579

Net income	$1,957	$33	$1,990

Diluted earnings per share	$2.24	$0.04	$2.28

(1) Transformation costs of $44 million reflect other employee benefits costs of $18 million and other costs of $26 million

Nine Months Ended September 30, 2020

	As-Reported (GAAP)	Transformation Strategy Costs (1)	As-Adjusted (Non-GAAP)
Operating profit:
U.S. Domestic Package	$2,644	$105	$2,749
International Package	2,288	84	2,372
Supply Chain & Freight	715	12	727
Total operating profit	$5,647	$201	$5,848

Income before income taxes	$6,132	$201	$6,333

Income tax expense	$1,442	$50	$1,492

Net income	$4,690	$151	$4,841

Diluted earnings per share	$5.39	$0.17	$5.56

(1) Transformation costs of $201 million reflect other employee benefits costs of $111 million and other costs of $90 million

Note: Certain amounts may not compute due to rounding.

Reconciliation of GAAP and Non-GAAP Revenue, Revenue Per Piece, and Adjusted Operating Profit
(in millions, except per piece amounts):

Three Months Ended September 30,
	2020 As-Reported (GAAP)	2019 As-Reported (GAAP)	% Change (GAAP)	Currency Impact	2020 Currency Neutral (Non-GAAP)(1)	% Change (Non-GAAP)
Average Revenue Per Piece:
International Package:
Domestic	$6.61	$6.45	2.5%	$(0.18)	$6.43	(0.3)%
Export	28.98	29.06	(0.3)%	(0.30)	28.68	(1.3)%
Total International Package	$17.37	$16.92	2.7%	$(0.23)	$17.14	1.3%

Consolidated	$11.06	$11.02	0.4%	$(0.03)	$11.03	0.1%

Revenue:
U.S. Domestic Package	$13,225	$11,455	15.5%	$—	$13,225	15.5%
International Package	4,087	3,494	17.0%	(54)	4,033	15.4%
Supply Chain & Freight	3,926	3,369	16.5%	8	3,934	16.8%
Total revenue	$21,238	$18,318	15.9%	$(46)	$21,192	15.7%

(1) Amounts adjusted for period over period foreign currency exchange rate and hedging differences

	2020 As-Adjusted (Non-GAAP)(1)	2019 As-Adjusted (Non-GAAP)(1)	% Change (Non-GAAP)	Currency Impact	2020 As-Adjusted Currency Neutral (Non-GAAP)(2)	% Change (Non-GAAP)
As-Adjusted Operating Profit:
U.S. Domestic Package	$1,133	$1,242	(8.8)%	$—	$1,133	(8.8)%
International Package	972	693	40.3%	(7)	965	39.2%
Supply Chain & Freight	302	256	18.0%	2	304	18.8%
Total operating profit	$2,407	$2,191	9.9%	$(5)	$2,402	9.6%

(1) Amounts adjusted for transformation strategy costs
(2) Amounts adjusted for transformation strategy costs and period over period foreign currency exchange rate and hedging differences

Certain prior year amounts have been classified to confirm to the current year presentation.

Reconciliation of GAAP and Non-GAAP Revenue, Revenue Per Piece, and Adjusted Operating Profit
(in millions, except per piece amounts):

Nine Months Ended September 30,

	2020 As-Reported (GAAP)	2019 As-Reported (GAAP)	% Change (GAAP)	Currency Impact	2020 Currency Neutral (Non-GAAP)(1)	% Change (Non-GAAP)
Average Revenue Per Piece:
International Package:
Domestic	$6.48	$6.52	(0.6)%	$0.02	$6.50	(0.3)%
Export	28.63	29.29	(2.3)%	(0.02)	28.61	(2.3)%
Total International Package	$16.88	$17.04	(0.9)%	$—	$16.88	(0.9)%

Consolidated	$10.85	$11.10	(2.3)%	$—	$10.85	(2.3)%

Revenue:
U.S. Domestic Package	$37,755	$33,085	14.1%	$—	$37,755	14.1%
International Package	11,175	10,458	6.9%	3	11,178	6.9%
Supply Chain & Freight	10,802	9,983	8.2%	108	10,910	9.3%
Total revenue	$59,732	$53,526	11.6%	$111	$59,843	11.8%

(1) Amounts adjusted for period over period foreign currency exchange rate and hedging differences

	2020 As-Adjusted (Non-GAAP)(1)	2019 As-Adjusted (Non-GAAP)(1)	% Change (Non-GAAP)	Currency Impact	2020 As-Adjusted Currency Neutral (Non-GAAP)(2)	% Change (Non-GAAP)
As-Adjusted Operating Profit:
U.S. Domestic Package	$2,749	$3,162	(13.1)%	$—	$2,749	(13.1)%
International Package	2,372	1,970	20.4%	(37)	2,335	18.5%
Supply Chain & Freight	727	740	(1.8)%	(4)	723	(2.3)%
Total operating profit	$5,848	$5,872	(0.4)%	$(41)	$5,807	(1.1)%

(1) Amounts adjusted for transformation strategy costs
(2) Amounts adjusted for transformation strategy costs and period over period foreign currency exchange rate and hedging differences

Certain prior year amounts have been classified to confirm to the current year presentation.

Reconciliation of Non-GAAP Pension Discount Rate Neutral Operating Profit and Margin
(in millions):

Three Months Ended September 30,
	2020 As-Adjusted (Non-GAAP)(1)	2019 As-Adjusted (Non-GAAP)(1)	% Change (Non-GAAP)	Pension	2020 As-Adjusted Pension Discount Rate Neutral (Non-GAAP)(2)	% Change (Non-GAAP)
As-Adjusted Operating Profit:
U.S. Domestic Package	$1,133	$1,242	(8.8)%	$63	$1,196	(3.7)%
International Package	972	693	40.3%	4	976	40.8%
Supply Chain & Freight	302	256	18.0%	7	309	20.7%
Total operating profit	$2,407	$2,191	9.9%	$74	$2,481	13.2%

	2020 As-Adjusted (Non-GAAP)(1)	2019 As-Adjusted (Non-GAAP)(1)	% Change (Non-GAAP)	Pension	2020 As-Adjusted Pension Discount Rate Neutral (Non-GAAP)(2)	% Change (Non-GAAP)
As-Adjusted Operating margin:
U.S. Domestic Package	8.6%	10.8%	(2.2)%	0.4%	9.0%	(1.8)%
International Package	23.8%	19.8%	4.0%	0.1%	23.9%	4.1%
Supply Chain & Freight	7.7%	7.6%	0.1%	0.2%	7.9%	0.3%
Total operating margin	11.3%	12.0%	(0.7)%	0.4%	11.7%	(0.3)%

(1) Amounts adjusted for transformation strategy costs
(2) Amounts adjusted for transformation strategy costs and period over period impact of discount rates on pension service cost

Certain prior year amounts have been classified to confirm to the current year presentation.

Reconciliation of Non-GAAP Pension Discount Rate Neutral Operating Profit and Margin
(in millions):

Nine Months Ended September 30,
	2020 As-Adjusted (Non-GAAP)(1)	2019 As-Adjusted (Non-GAAP)(1)	% Change (Non-GAAP)	Pension	2020 As-Adjusted Pension Discount Rate Neutral (Non-GAAP)(2)	% Change (Non-GAAP)
As-Adjusted Operating Profit:
U.S. Domestic Package	$2,749	$3,162	(13.1)%	$188	$2,937	(7.1)%
International Package	2,372	1,970	20.4%	12	2,384	21.0%
Supply Chain & Freight	727	740	(1.8)%	21	748	1.1%
Total operating profit	$5,848	$5,872	(0.4)%	$221	$6,069	3.4%

	2020 As-Adjusted (Non-GAAP)(1)	2019 As-Adjusted (Non-GAAP)(1)	% Change (Non-GAAP)	Pension	2020 As-Adjusted Pension Discount Rate Neutral (Non-GAAP)(2)	% Change (Non-GAAP)
As-Adjusted Operating Margin:
U.S. Domestic Package	7.3%	9.6%	(2.3)%	0.5%	7.8%	(1.8)%
International Package	21.2%	18.8%	2.4%	0.1%	21.3%	2.5%
Supply Chain & Freight	6.7%	7.4%	(0.7)%	0.2%	6.9%	(0.5)%
Total operating margin	9.8%	11.0%	(1.2)%	0.4%	10.2%	(0.8)%

(1) Amounts adjusted for transformation strategy costs
(2) Amounts adjusted for transformation strategy costs and period over period impact of discount rates on pension service cost

Certain prior year amounts have been classified to confirm to the current year presentation.

Reconciliation of Adjusted Capital Expenditures and Free Cash Flow (Non-GAAP measures)
(in millions):

Nine Months Ended September 30,

2020

Cash flows from operating activities	$9,283
Capital expenditures	(3,219)
Principal repayments of finance lease obligations	(136)
Adjusted Capital Expenditures (Non-GAAP measure)	$(3,355)
Proceeds from disposals of PP&E	10
Net change in finance receivables	24
Other investing activities	(15)
Adjusted Free Cash Flow (Non-GAAP measure)	$5,947
Discretionary pension contributions	1,000
Adjusted Free cash flow (Non-GAAP measure) excluding discretionary pension contributions	$6,947

Amounts are subject to reclassification.